                           ABERCROMBIE & FITCH REPORTS
                         FIRST QUARTER EPS GROWTH OF 13%



NEW ALBANY, Ohio / May 13, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the first quarter ended May 3, 2003 rose 13% to $.26 versus $.23 for the comparable period last year.

Net sales for the thirteen weeks ended May 3, 2003 increased 11% to $346.7 million from $312.8 million for the thirteen weeks ended May 4, 2002. Comparable store sales decreased 6% in the quarter.

Net income for the quarter increased 10% to $25.6 million compared to net income of $23.3 million for the first quarter of fiscal 2002.

Mike Jeffries, Chairman and Chief Executive Officer, said, "I am pleased with our ability to achieve earnings growth in what continues to be a challenging retail environment. However, the state of the economy and the retail environment remain very uncertain and it is very difficult to predict the level of business for the balance of the second quarter. At this point we are comfortable that we can earn between $.30 and $.34 per diluted share in the second quarter."

Abercrombie & Fitch operated a total of 602 stores at the end of the first quarter, including 165 abercrombie stores and 95 Hollister Co. stores. The Company also operates an e-commerce website at www.abercrombie.com, a kids' e-commerce website at www.abercrombiekids.com and publishes the A&F Quarterly.

Today at 4:30 p.m. ET the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 428-6675 or internationally at (706) 634-1917. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed through May 27, 2003, by calling (800) 642-1687 or internationally at (706) 645-9291 followed by the conference ID number 6755261; or for 12 months by visiting the Company's website at www.abercrombie.com.

                                     # # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                    Communications
                                    (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.

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                             ABERCROMBIE & FITCH CO.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
     THIRTEEN WEEKS ENDED MAY 3, 2003 AND THIRTEEN WEEKS ENDED MAY 4, 2002
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      ACTUAL                                       ACTUAL
                                        ----------------------------------             -------------------------------
                                             2003               % of Sales               2002               % of Sales
                                             ----               ----------               ----               ----------

Net Sales                                  $346,722               100.0%               $312,792               100.0%
                                           --------               -----                --------               -----

Gross Income                                128,188                37.0%                114,429                36.6%

Gen'l, Admin. & Store Oper. Exp.             87,898                25.4%                 77,442                24.8%
                                           --------               -----                --------               -----

Operating Income                             40,290                11.6%                 36,987                11.8%

Interest Income, Net                           (991)               -0.3%                   (872)               -0.3%
                                           --------               -----                --------               -----

Income Before Income Taxes                   41,281                11.9%                 37,859                12.1%

Income Tax Expense                           15,730                 4.5%                 14,570                4.7%

  Effective Rate                               38.1%                                       38.5%
                                           --------                                    --------

Net Income                                 $ 25,551                 7.4%               $ 23,289                 7.4%
                                           --------               -----                --------               -----

Net Income Per Share:
  Basic                                       $0.26                                       $0.24
  Diluted                                     $0.26                                       $0.23

                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

ASSETS                                     MAY 3, 2003    FEBRUARY 1, 2003
------                                     -----------    ----------------

Current Assets

        Cash and Equivalents                $  409,924        $  391,035
        Marketable Securities                     --              10,000
        Receivables                              7,550            10,462
        Inventories                            145,719           144,218
        Store Supplies                          26,462            25,671
        Other                                   19,562            19,770
                                            ----------        ----------

Total Current Assets                           609,217           601,156

Property and Equipment, Net                    408,759           392,941

Other Assets                                       665               725
                                            ----------        ----------

TOTAL ASSETS                                $1,018,641        $  994,822
                                            ----------        ----------


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current Liabilities

        Accounts Payable                    $   40,535        $   50,153
        Accrued Expenses                       136,011           120,438
        Income Taxes Payable                    17,890            40,879
                                            ----------        ----------

Total Current Liabilities                      194,436           211,470
                                            ----------        ----------

Long-Term Liabilities

        Debt                                      --                --
        Deferred Income Taxes                   23,715            20,781
        Other Long-Term Liabilities             13,432            13,044
                                            ----------        ----------

Total Long-Term Liabilities                     37,147            33,825
                                            ----------        ----------

Total Shareholders' Equity                     787,058           749,527
                                            ----------        ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                      $1,018,641        $  994,822
                                            ==========        ==========